NASDAQ: OCRX M A R C H 2 0 1 7 37th Annual Cowen Healthcare Conference The Boston Marriott Copley Place March 6-8, 2017 A Liver Disease Medicines Company

2 Forward-Looking Statements Certain statements in this presentation constitute “forward-looking statements” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and Securities Exchange Act of 1934, as amended (“Exchange Act”), including, without limitation, all statements related to the OCR-002 clinical development program, the timing of our planned meeting with the FDA, our ability to identify a path forward for OCR-002, whether any future studies of OCR-002 will demonstrate similar results to our Phase 2b study, and the size of the potential market opportunity for OCR-002, and we intend these forward- looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Securities Act and the Exchange Act and are making this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control, including our ability to raise sufficient capital or consummate a strategic transaction to enable the continued development of OCR-002, as well as those risks and uncertainties discussed under “Risk Factors” in our Annual Report on form 10-K for the year ended December 31, 2015, and other risks detailed in our subsequent filings with the SEC. All information in this presentation is as of the date of this presentation, and we undertake no duty to update this information unless required by law.

Addressing a Serious Unmet Need

Multiple Causes of Liver Disease (U.S.)

Alcohol Use
NASH / Fatty Liver
Hepatitis
Drug Exposure
Autoimmune Diseases
Diabetes
Obesity



~200K Patients Hospitalized with OHE[3]
Chronic HE Patients[2]
AT RISK OF OHE
5.5M Million[2]
LIVER CIRRHOSIS
5.5M Million[2]
CHRONIC LIVER DISEASE
30-35M[1]

[1] American Liver Foundation, Clinical Gastroenterology and Hepatology, 2011;9:524-530 Zobair et al
[2] Clin Liver Dis (2012) 73-89 Khungar et al
[3] HCUP, Company estimate
OHE = Overt Hepatic Encephalopathy

3

4 Disorientation Impaired Motor Skills Personality Changes Stupor Coma Death 0 1 2 3 4 Hepatic Encephalopathy (HE): Neurocognitive Disorder in Serious Liver Disease Blood Stream Ammonia Gut Note: 0 to 4 as measured by West Haven Scale Covert (CHE) Overt (OHE) Elevated Ammonia Levels Drive HE

5 1 HCUP Database 2 Clinical Gastroenterology and Hepatology 2012;10:1034–1041 HE: Large and Growing Healthcare Burden Rising Hospitalizations1 (000s) • Total national charges related to HE: $7 Billion2 • HE hospitalizations continue to grow despite Rifaximin launch in 20101 • Rifaximin 2016 revenue: $932 Million • HE patient demographics show increase in severity of illness, elderly population, and obesity as comorbidities2 Rifaximin approved for Prevention of HE April 2010 2006 2007 2008 2009 2010 2011 2012 2013 2014 105 107 106 110 120 133 141 148 156 83 104 180 196 252 275 331 380 436 Hepatic Coma Encephalopathy

6 OCR-002 is the ONLY Direct IV and Oral Ammonia Scavenger in Development for HE Treatment and Prevention

7 Significant Commercial Opportunity for IV and Oral OCR-002 1 HCUP Database (includes ICD-9 codes 572.2/hepatic coma and 348.3/ encephalopathy NOS)

8 Valuable Commercial Estate BROAD PATENTS Composition of Matter to 2030 (not including Hatch-Waxman extension) ORPHAN STATUS in US for hyperammonemia and HE* WORLDWIDE RIGHTS *Orphan Status also granted in EU for Acute Liver Failure (ALF)

9 OCR-002 Dual Mechanism of Action: Note: Simplification of MOA

10 OCR-002 (Ornithine Phenylacetate) Validated Ammonia Scavenger Designed to Treat HE • IV easy to administer in hospitalized patients ▪ Peripheral IV line, low infusion volume and neutral pH ▪ Rapid onset ▪ No sodium load or electrolyte disturbances • Oral formulation for chronic care patients ▪ Prevention of HE via ammonia-scavenging has been clinically established ▪ Provides continuity of care for patients at home

STOP-HE Phase 2b Study OCR-002 IV for Overt HE

12 STOP-HE Phase 2b: OCR-002 IV for Overt HE *As scored by a modified version of the West Haven Scale 20g 15g 10g

13 Primary Endpoint: Time to meaningful clinical improvement in HE symptoms Secondary Endpoints: Time to complete resolution of HE symptoms, % responders, length of hospital stay Exploratory endpoints: Ammonia interrelationships, hospital discharge destination Meaningful Clinical Improvement As Scored by Hepatic Encephalopathy Scoring Tool (HEST) Modified Version of West Haven Scale Stage / Symptoms Meaningful Clinical Improvement 4 to 2 or lower 3 to 2 or lower 2 to 1 or lower --- Hospi tali za tion -- -Comatose Stuporous Disoriented Difficult to Arouse Asterixis Mild Confusion Normal Mode ra te Mil d Se ve re 0 1 2 3 4

14 • Level of HE severity correlated with ammonia levels, p=0.032 • OCR-002 is a potent ammonia scavenger, achieving statistically significant ammonia reduction, p=0.017 • Primary endpoint: median time to meaningful clinical improvement was 47 hours (OCR-002) and 64 hours (PBO). The 17-hour difference corresponds to p=0.129, hazard ratio 1.25 • Higher doses (15g, 20g) consistently show strong evidence of benefit across multiple endpoints • Clinical improvement dose trend observed: responder rate increased as dose increased and was superior to PBO at all doses • OCR-002 was safe and well-tolerated. Higher doses had a lower percentage of deaths and life threatening AEs compared to placebo STOP-HE Top-line Data Overview (January 30)

15 STOP-HE Primary Endpoint: Median Time to Clinical Improvement in HE Symptoms

16 Dose Proportional Responder Rate: Clinical Improvement at 3 hours Post-End-of-Infusion*

17 OCR-002 is Safe and Well-Tolerated

STOP-HE Phase 2b Study Subsequent Analysis

19 Summary of Subsequent Analyses • Ammonia reduction correlates with clinical improvement (p=0.0006) • Dose proportional response and PK data indicate some patients were under- dosed • Earlier timing of drug administration and efficacy assessment is important: ▪ Patients who improve within 48 hours are discharged earlier than patients who do not improve within 48 hours ▪ Patients on OCR-002 more likely to respond within 48 hours compared to placebo (p=0.026) • Pre-defined measures of improvement were statistically significant: ammonia reduction (p=0.017), Physician overall evaluation (p= 0.026) • OCR-002 appears to have an equal or better benefit-risk ratio than rifaximin, which is not indicated for overt HE but widely used in the hospital

20 Ammonia Reduction Correlates with Clinical Improvement (change in ammonia from baseline) Clinical Improvement Positively Correlated with Ammonia Reduction, p=0.0006* *ANCOVA, 2 sided Ammonia l ev el µ g/m L Clinical Outcome No Improvement Improvement

21 OCR-002 Has a Dose-Proportional Reduction in Ammonia and Does So Faster than Placebo p=0.028 hazard ratio: 1.69 p=0.017 OCR-002 Superior to PBO in Both Ammonia Parameters, p=0.017 and p=0.028

22 Not all Patients Achieved Target Exposure Target Range Possible Change to Dosing Regimen Under Evaluation

Timing of Outcome Measurement:
OCR-002 was Statistically Significantly Better than PBO at 48 Hours



p=0.026
at 48h
OCR-002
Placebo
Proportion of Subjects
Time to
Clinical Improvement in HE Symptoms

- Most HE patients eventually respond to SOC; goal of study was to shorten time to response
- Patients received SOC immediately; OCR-002 patients waited >12 hours
- OCR-002 superior to PBO at 48 hours, p=0.026
- Patients on OCR-002 had a higher response rate at 48 hours vs PBO (51% and 37%, respectively) and responders left hospital ~1.5 days earlier
- We believe future studies should begin OCR-002 administration earlier in admission and measure efficacy at an earlier timepoint

23

24 Measure Description p-Value Ammonia Time to ammonia below normal is earlier for OCR-002 than Placebo (median difference of 40 hours) 0.028 Physician Overall Treatment Evaluation Proportion of subjects demonstrating improvement 0.026 Choice of Endpoint: HEST (novel tool) Used for Primary Endpoint Considerations for Phase 3 • HEST validation is currently underway • Discussions with FDA encouraged use of more objective measure of clinical benefit rather than PD marker • STOP-HE data demonstrate strong correlation of ammonia with clinical improvement and level of symptom severity • Consider a composite primary endpoint that may include more objective measures of pharmacodynamics that include ammonia Other Predefined Endpoints Reached Statistical Significance (to be Discussed with FDA)

25 Role of Rifaximin was Explored OCR-002 without rifaximin vs. PBO without rifaximin OCR-002 vs. PBO irrespective of rifaximin 147 patients (78 OCR-002, 69 Placebo) received rifaximin during therapy or entered hospital on rifaximin 31% of patients were on rifaximin at admission STOP-HE Without Rifaximin Would Have Met Primary Endpoint with High Statistical Significance, p=0.004

26 OCR-002 vs. Rifaximin Shows Positive Drug Effect for Acute Care OHE Patients were given SOC (with many also receiving rifaximin) right away; patients on OCR-002 waited >12 hours to receive study drug Though Study Not Powered to Show OCR-002 vs. Rifaximin Difference, OCR-002 Shows Positive Effect vs. Rifaximin

27 OCR-002 May Be More Appropriate than Rifaximin in Treating Acute Episodes of Overt HE • Rifaximin, an antibiotic to reduce the recurrence of acute HE episodes, is not indicated for overt HE, but is widely used in acute care settings • Rifaximin label cautions use in severe liver impairment and cites potential for 21-fold increase in systemic exposure in Child-Pugh C patients (70% in the study) • Serious treatment-emergent infections were disproportionately observed in the rifaximin group • Safety and efficacy profile observed to date of OCR-002 IV make it well-suited for acute treatment of overt HE patients, especially those with severe liver impairment

28 Clinical Effects - Data Suggest Patients Benefit from OCR-002 as it Addresses “Ammonia Toxicity Syndrome” *MELD = Model for End-Stage Liver Disease, an estimate of life-expectancy ^BUN = Blood Urea Nitrogen, a measure of kidney function # HSPE = Hepatic Synthetic Portal Elements, a measure of liver impairment

29 Data Suggest OCR-002 has Potential Broad Application 1. Hospital-based Acute Care for HE ◦ Acute therapy, rapidly reduce ammonia; effect seen early ◦ Dose without rifaxamin as patients presenting in hospital have moderate to severe liver disease, in whom rifaxamin must be used with caution, nor is it indicated for acute episodes of overt HE 2. Step Down Therapy ◦ Continued administration following initial ammonia reduction to allow “inflammatory cascade”* from ammonia to reduce (Child- Pugh B and/or Child-Pugh C patients) 3. Chronic Care Outpatient Use ◦ Maintain remission of HE for patients at home and/or rescue therapy for patients at risk of developing therapy ◦ May allow for reduction of lactulose use IV infusion Oral *Wright, et al “Brain cytokine flux in acute liver failure and its relationship with intracranial hypertension” Metabolic Brain Disorder 2007 Dec:22(3-4):375-88

30 Wealth of Data Supports Promise of OCR-002

31 Next Steps